Exhibit 3.2

BYLAWS
OF
HCI Group, INC.

(As Amended August 22, 2024)

ARTICLE I.
OFFICE

The Corporation may have such offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II.
SHAREHOLDERS
SECTION 1.
Annual Meeting. The annual meeting of the Shareholders shall be held between January 1st and December 31st each year, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.
SECTION 2.
Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, may be called by the Board of Directors, by the holders of not less than one‑tenth (1/10) of all the shares of the Corporation entitled to vote at the meeting, by the Chairman of the Corporation’s Board of Directors or by the President of the Corporation.
SECTION 3.
Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting of Shareholders or for any special meeting of Shareholders called by the Board of Directors. If no designation is made by the Board, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida. Notwithstanding the first two sentences of this Section, a Waiver of Notice signed by all Shareholders entitled to vote at a meeting, whether an annual or special meeting, may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of the holding of such meeting.
SECTION 4.
Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or any manner authorized by the Florida Business Corporation Act, by or at the direction of the President, the Secretary, or the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the records of the Corporation, with the postage thereon prepaid. Notice may be waived in accordance with Article XII.
SECTION 5.
Fixing of Record Date. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days before the date set for any meeting of the Shareholders, as the record date as of which the Shareholders of record entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.
SECTION 6.
Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original date of the meeting. If, however, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 of this article to each Shareholder of record on the new record date entitled to vote at such meeting. After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.
SECTION 7.
Proxies. Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting, or his duly authorized attorney‑in‑fact, may authorize another person or persons to act for him by proxy. The proxy must be executed in writing by the Shareholder or his duly authorized attorney‑in‑fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless provided otherwise in the proxy.
SECTION 8.
Voting of Shares. Each outstanding share of stock having voting rights shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders. If a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Corporation's Articles of Incorporation or Florida Statutes require a greater number.
SECTION 9.
Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation may be voted by the Officer, agent or proxy designated by the Bylaws of the corporate Shareholder or, in the absence of any applicable bylaw, by such person as the board of Directors of the corporate Shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate Shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer or chief financial officer, as the case may be, of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares of stock held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares of stock standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 10.
Action Without a Meeting. Any action required by law to be taken at any meeting of Shareholders of the Corporation or any action which may be taken at a meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, such written consent shall be required of the holders of the majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote.

Within ten days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which the dissenters rights are provided under the law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting Shareholders.

In the event that the action to which the Shareholder’s consent is such as would have required the filing of a certificate under any other section of the law if such action had been voted on by Shareholders in a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 607.0704 of the Florida Statutes.

SECTION 11. Procedures for Submitting Business to Shareholders. No business will be conducted at a meeting of the shareholders except as permitted by this Section 11.

A proposal of business (including the nomination of a Director) may be considered and voted upon by shareholders at a meeting when (i) the proposal is set forth in the Company’s notice of meeting or proxy statement by or at the direction of the Board of Directors; or (ii) the proposal is otherwise presented by or at the direction of the Board of Directors as permitted by law.

A proposal of business (other than the nomination of a Director) may be considered and voted upon by shareholders at a meeting when the proposal is submitted by a shareholder of the Company in compliance with Securities and Exchange Commission Rule 14a-8 and is set forth in the Company’s notice of meeting or proxy statement.

A proposal of business (including the nomination of a Director) may be considered and voted upon by shareholders at a meeting when the proposal or nomination is submitted by a shareholder outside the process of Securities and Exchange Commission Rule 14a-8; provided the shareholder has delivered written notice of the proposal to the Company (i) in the case of an annual meeting at least 45 days before the one year anniversary of the date the Company first sent its proxy materials to shareholders for the prior year’s annual meeting (unless the current annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of the previous year’s annual meeting in which case the notice must be delivered at least 45 days before the Company sends its proxy materials to shareholders for the current year meeting) and (ii) in the case of a special meeting no more than 10 days after the Company sends its proxy materials to shareholders for the special meeting.

In the case of a shareholder proposal outside the process of Securities and Exchange Commission Rule 14a-8 the proposing shareholder must be a shareholder of record at the time the shareholder gives notice of such proposal as provided for in this Section and be entitled to vote on the proposal at the meeting. Written notice of any shareholder proposals outside the process of Securities and Exchange Commission Rule 14a-8 must be mailed and received by, or delivered to, the Secretary of the Company at the principal executive offices of the Company. In addition the notice must set forth (i) the name and address of the shareholder, (ii) the number of shares of stock of the Company held of record and beneficially by such shareholder, (iii) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) a brief description of the business desired to be submitted to the meeting of shareholders, including the complete text of any resolutions and any amendment to any Company document intended to be presented at the meeting of shareholders, (v) any personal or other direct or indirect material interest of the shareholder in the business to be submitted, (vi) all other information relating to the proposed business which may be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (vii) if the shareholder intends to make a nomination, (a) information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Notice of intention to make a Director nomination must be accompanied by the written consent of each nominee to serve as Director of the Company if elected.

The shareholder who submits a proposal for consideration by the shareholders must attend the meeting or send a valid proxy to the meeting to present the proposal.

The Company may exclude any shareholder proposal that is not a proper subject for shareholder action. Improper subjects for shareholder action include, without limitation, proposals that (i) would be invalid under state law; (ii) if implemented, would cause the company to violate any state, federal, or foreign law to which it is subject; (iii) violate Security and Exchange Commission proxy rules; (iv) relate to the redress of a personal claim or grievance against the Company or any other person; (v) are designed to result in a benefit to the proposing shareholder, or to further a personal interest, which is not shared by the other shareholders at large; (vi) relate to operations which account for less than 5 percent of the Company's total assets at the end of its most recent fiscal year, and for less than 5 percent of its net earnings and gross revenues for its most recent fiscal year, and is not otherwise significantly related to the Company's business; (vii) the Company would lack the power or authority to implement; (viii) deal with a matter relating to the Company's ordinary business operations; (ix) directly conflict with one of the Company's own proposals to be submitted to shareholders at the same meeting; (x) the Company has already substantially implemented; (xi) substantially duplicate another proposal previously submitted to the Company by another proponent that will be included in the Company's proxy materials for the same meeting; (xii) deal with substantially the same subject matter as another proposal or proposals that were included in the Company's proxy materials within the preceding 5 calendar years; and (xiv) relate to specific amounts of cash or stock dividends.

The officer presiding at the meeting of shareholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The presiding officer shall, if the facts warrant, determine and declare that any proposed business was not properly brought before the meeting in accordance with the procedures prescribed by this Section, in which case such business shall not be considered or voted upon.

ARTICLE III.
BOARD OF DIRECTORS
SECTION 1.
General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.
SECTION 2.
Number, Tenure and Election. The number of Directors of the Corporation shall be established by resolution of the Board of Directors from time to time, and may be increased or decreased from time to time by a vote of the majority of the Board of Directors, provided the Corporation shall never have less than one (1) Director nor more than fifteen (15) Directors. The Board of Directors shall be classified by or pursuant to the Articles of Incorporation or by the Bylaws of the Corporation. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class A, Class B and Class C, each of which shall be as nearly equal number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial Director in Class A shall hold office for a term expiring at the 2009 annual meeting of the shareholders; each Director in Class B shall hold office for a term expiring at the 2010 annual meeting of the shareholders; and each Director in Class C shall hold office for a term expiring at the 2011 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Article III, Section 2, each Director shall serve until such Director’s successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. At each annual meeting of the shareholders, successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of election and until their successors shall have been duly elected and qualified or until such Director’s earlier death, resignation or removal. Resignation of Directors shall be in accordance with Article V herein below. Shareholders entitled to vote at an election of Directors will have the right to vote the number of shares owned by them for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote. Recipients of the highest vote totals will be elected as Directors. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide
SECTION 3.
Removal. Any Director may be removed with or without cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a Director shall not of itself create contract rights.
SECTION 4.
Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, except as provided in Article XIV of these Bylaws, immediately after and at the same place as the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
SECTION 5.
Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by the lesser of a majority or two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by him/them.
SECTION 6.
Notice. Notice of any special meeting shall be given at least five (5) days before the meeting by written notice delivered in any manner not prohibited by the Florida Business Corporation Act, unless in case of emergency, the Chairman of the Board or the President shall prescribe a shorter notice to be given. If a notice of meeting is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting, before or after the meeting in accordance with Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
SECTION 7.
Quorum. A majority of the number of Directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

SECTION 8.
Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
SECTION 9.
Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by an affirmative vote of the majority of the Directors then in office, even if less than a quorum or by the affirmative vote of the Shareholders. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders, or until his earlier resignation, removal from office or death.
SECTION 10.
Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 11.
Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.
SECTION 12.
Constructive Presence at a Meeting. A member of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.
SECTION 13.
Action without a Meeting. Any action required by law to be taken at any meeting of the Directors of the Corporation or any action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.
SECTION 14.
Advisory Boards, Committees and other Organizations. The Board may establish such advisory boards, committees and other organizations as it deems advisable.
ARTICLE IV.
OFFICERS
SECTION 1.
Number. The Officers of the Corporation shall be the President and Chief Executive Officer, a Secretary, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Any number of Vice Presidents and such other Officers and assistant Officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.
SECTION 2.
Election and Term of Office. The Officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death. Resignation of Officers shall be in accordance with Article V.
SECTION 3.
Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.
SECTION 4.
Vacancies. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.
SECTION 5.
President and Chief Executive Officer. The President and Chief Executive Officer (the “President”) shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors, unless the Board of Directors has elected a Chairman of the Board and the Chairman of the Board is present at such meeting. The President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as from time to time may be assigned to him by the Board of Directors.
SECTION 6.
Vice‑President(s). If a Vice‑President(s) is elected or appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice‑President(s), in the order of their election if more than one, shall have the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice‑President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.
SECTION 7.
Secretary. The Secretary shall: (a) keep the minutes of all the meetings of the Shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
SECTION 8.
Chief Financial Officer. If a Chief Financial Officer is elected or appointed, the Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
SECTION 9.
Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
ARTICLE V.
RESIGNATIONS

Any Director or Officer of the Corporation may resign at any time by giving written notice to the Board of Directors, and if there are no Directors then to all of the Shareholders. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the party or parties to whom notice is given hereunder.

ARTICLE VI.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
SECTION 1.
Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.
SECTION 2.
Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
SECTION 3.
Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 4.
Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
SECTION 1.
Certificates for Shares; Shares Without Certificates. Shares may but need not be represented by certificates. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the corporate records. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by the Florida Business Corporation Act.
SECTION 2.
Transfer of Shares. Transfer of shares of the Corporation shall be made in the records of the Corporation only when the holder of record thereof or his legal representative, or his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation a certificate for such shares (if the shares are certificated), properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
ARTICLE VIII.
FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors of the Corporation.

ARTICLE IX.
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X.
INDEMNIFICATION

The Corporation shall indemnify any Director or Officer or any former Director or Officer, to the full extent permitted by law.

ARTICLE XI.
SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal”.

ARTICLE XII.
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, or written consent as to the action to be taken for which the notice was given, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII.
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Shareholders, at any annual Shareholders’ meeting or at any special Shareholders’ meeting, provided notice of the proposed change is given in the notice of such meeting. If there is a proposed change to be taken up at a meeting of the Shareholders, notice of such meeting must be given under the terms of Article II, Section 4 of these Bylaws. In addition, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Board of Directors.